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                 ADDENDUM TO NOTE NUMBER 63, DATED JUNE 21, 1996

        Note Number 63, dated June 21, 1996 between Advanced
ImmunoTherapeutics, Inc. as payor and Alvin J. Glasky, payee and having a principal balance of $558,304 and interest payments at 9% payable in quarterly installments is hereby amended as follows:

        A)  Effective January 1, 1997, interest is payable on a monthly basis.

        B) The principal payment date is hereby modified to occur upon the earlier of December 31, 1997 or the execution of a Licensing Agreement with a major pharmaceutical company.

        C) Advanced ImmunoTherapeutics, Inc. and its Parent, NeoTherapeutics, Inc. are hereby released from their pledge of all of their assets as collateral for the note. The note is hereinafter an unsecured obligation of the aforementioned Companies.

        D) Dr. Alvin J. Glasky hereby agrees to subordinate the principal of this note to that of any institutional indebtedness of Advanced ImmunoTherapeutics, Inc. or its parent, NeoTherapeutics, Inc.

Dated March 10, 1997 at Irvine, California.

AGREED:

/s/ ALVIN J. GLASKY
-------------------------
Alvin J. Glasky


Advanced ImmunoTherapeutics, Inc.

By:  /s/ ROSALIE H. GLASKY
   ----------------------------------------
    Rosalie H. Glasky, Secretary, Treasurer